EXHIBIT 5.2
Paris, May 19, 2009
TOTAL S.A.
2, place Jean Millier
La Défense 6
92400 Courbevoie
France
Total Capital S.A.
2, place Jean Millier
La Défense 6
92400 Courbevoie
France
Dear Ladies and Gentlemen:
In connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate aggregate amount of debt securities (the “Debt Securities”) of TOTAL S.A., a société anonyme organized under the laws of France (“TOTAL”), and guaranteed debt securities (the “Guaranteed Securities”) of Total Capital S.A., a société anonyme organized under the laws of the Republic of France (“Total Capital”), and the related guarantee of the Guaranteed Securities (the “Guarantee”) by TOTAL, I, as Group U.S. Counsel of TOTAL, have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.
Upon the basis of such examination, I advise you that, in my opinion:
(1)	when (i) the Registration Statement has become effective under the Act, (ii) the Indenture relating to the Guaranteed Securities has been duly authorized, executed and delivered, (iii) the terms of the Guaranteed Securities and of their issuance and sale have been duly established in conformity with such Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon Total Capital or TOTAL and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Total Capital or TOTAL, (iv) the terms of the Guarantee have been duly established in conformity with such Indenture, (v) the Guaranteed Securities have been duly executed and authenticated in accordance with such Indenture, (vi) the text of the Guarantee has been endorsed on the Guaranteed Securities as contemplated in such Indenture, and (vii) the Guaranteed Securities have been issued and sold as contemplated in the Registration Statement:
(a)	the Guaranteed Securities will constitute valid and legally binding obligations of Total Capital, and

(b)	the Guarantee will constitute a valid and legally binding obligation of TOTAL, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and
(2)	when (i) the Registration Statement has become effective under the Act, (ii) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with such Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon TOTAL and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over TOTAL, (iv) the Debt Securities have been duly executed and authenticated in accordance with such Indenture, and (v) the Debt Securities have been issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of TOTAL, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
The foregoing opinion is limited to the laws of the State of New York, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. I understand you are relying as to all matters governed by the laws of the Republic of France upon the opinion dated May 19, 2009, of Peter Herbel, General Counsel to TOTAL, which opinion is being delivered to you by such counsel.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Guaranteed Securities, the Guarantees and the Debt Securities and to the references to me under the caption “Validity of Securities” in the Prospectus included therein. In giving such consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,

/s/ JONATHAN E. MARSH
Jonathan E. Marsh
Group U.S. Counsel